EXHIBIT 10.1

FIRST AMENDMENT

TO

SECURITIES AND ASSET PURCHASE AGREEMENT

This First Amendment to Securities and Asset Purchase Agreement (this “Amendment”) is made and entered into as of September 29, 2023, by and among TILRAY BEVERAGES, LLC, a Delaware limited liability company (the “Buyer”), Tilray Brands, Inc., a Delaware corporation (“Parent”), AMERICAN BEVERAGE CRAFTS, LLC, a Delaware limited liability company (“CRAFTS”), and Anheuser-Busch, LLC, a Missouri limited liability company (the “Sellers’ Representative”). Each of the parties named above may be referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, Anheuser-Busch Companies, LLC, a Delaware limited liability company (“ABC”), Craft USA Holdings, LLC, a Delaware limited liability company (“Craft USA” together with ABC, the “Equity Sellers”), Craft Brew Alliance, Inc., a Washington corporation (“CBA”), Anheuser-Busch, LLC, a Missouri limited liability company (“AB, LLC” and together with CBA, the “Asset Sellers” and the “Intellectual Property Sellers”), AB, LLC as the Sellers’ representative, the Buyer and Parent entered into that certain Securities and Asset Purchase Agreement, dated as of August 7, 2023 (the “Purchase Agreement”);

WHEREAS, Anheuser-Busch, LLC has been designated as the “Sellers’ Representative” as that term is defined in the Purchase Agreement;

WHEREAS, Sections 12.9 and 12.18 of the Purchase Agreement provide that the Purchase Agreement may be amended, modified, or waived by an agreement in writing duly executed and delivered by each of Parent, the Buyer and the Sellers’ Representative; and

WHEREAS, each of Parent, the Buyer and the Sellers’ Representative (on behalf of itself and as the Sellers’ Representative on behalf of all the Sellers) desire to amend the Purchase Agreement on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties (including the Sellers’ Representative on behalf of itself and on behalf of all the Sellers), intending to be legally bound, hereby agree as follows:

1.	Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Purchase Agreement.

2.	Agreements and Amendments to the Purchase Agreement.

i.

Notwithstanding anything to the contrary in Section 1.7 of the Purchase Agreement, the Closing shall occur on September 29, 2023 so long as the last of the conditions to Closing set forth in Article IX of the Purchase Agreement has been satisfied or waived (other than the conditions that must be satisfied (or waived by the party entitled to the benefit thereof) at the Closing but subject to their satisfaction or waiver at the Closing) at least three Business Days prior to September 29, 2023.

ii.

In the event the Closing occurs on September 29, 2023 as provided in Section 2(i) above, the definition of “Calculation Time” set forth in Exhibit A to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Calculation Time” means 11:59:59 p.m. (Eastern Time), on September 30, 2023.

iii.

In the event the Closing occurs on September 29, 2023 as provided in Section 2(i) above, then for the purposes of Section 8.5 of the Purchase Agreement, the term “Closing” shall be replaced with “Calculation Time.”

iv.

In the event the Closing occurs on September 29, 2023 as provided in Section 2(i) above, from the Closing and through the Calculation Time, each of the Sellers shall cause each of the Acquired Companies, the Acquired Businesses and the Business Employees to carry on its and their respective businesses in the ordinary course of business and substantially in the same manner as previously conducted prior to the Closing (including with respect to each of the components included in the calculation of Net Working Capital), unless the Buyer shall have otherwise given its prior written consent.

v.	Article VIII of the Agreement is hereby amended by adding a new Section 8.14 which shall read in its entirety as follows:

“Section 8.14    Third-Party Consents. The Parties hereby agree that after the Closing they shall continue to use commercially reasonable efforts to obtain the Required Consents indicated on Schedule 9.1(e), the Acquired Company Consents contained on Schedule 3.6(a)(i), and the Acquired Business Consents contained on Schedule 4.3(a)(i).  From and after the Closing, the Sellers, jointly and severally shall indemnify, defend and hold harmless each of the Buyer Indemnified Parties, from and against, and shall promptly pay or reimburse each Buyer Indemnified Party for, any and all Losses suffered, sustained or incurred by any Buyer Indemnified Party (regardless of whether or not any such Loss relate to any third-party claim) by reason of, resulting from or arising out of the failure to obtain the consent, approval and/or waiver from third-parties in respect of that certain Contract set forth on Exhibit A attached to this Amendment (the “Specified Lease”); provided, however, that such aggregate liability shall not exceed twelve months’ rent under the Specified Lease. Notwithstanding anything to the contrary contained in the Agreement, and notwithstanding the disclosure of the Specified Lease in the Disclosure Schedules, the foregoing indemnity shall be Buyer Indemnified Parties’ sole remedy for any breach of the Specified Lease arising from the failure to obtain the consent of the landlord under the Specified Lease prior to Closing.

vi.	Article XII of the Agreement is hereby amended by adding a new Section 12.22 which shall read in its entirety as follows:

“Section 12.22  Assignment of Buyer’s Rights. Notwithstanding anything to the contrary contained herein, on the terms and subject to the conditions set forth in this Agreement, upon the Closing, (i) CRAFTS (rather than Buyer) shall purchase, acquire, and accept the Purchased Interests from the Equity Sellers, and the Equity Sellers shall sell, convey, assign, and transfer the Purchased Interests to the Buyer (other than, in each case, Purchased Interests owned by other Acquired Companies which shall continue to be owned by the respective Acquired Company), free and clear of all Liens, together with all rights now and hereafter attaching thereto, (ii) CRAFTS (rather than Buyer) shall purchase, acquire and accept from each Asset Seller, and each Asset Seller shall sell, convey, assign and transfer to CRAFTS (rather than Buyer), all of the Asset Sellers’ right, title and interest in and to the Purchased Assets, free and clear of all Liens, together with all rights now and hereafter attaching thereto, and (iii) with respect to the sale of the Purchased Assets and upon the terms and subject to the conditions of this Agreement, as additional consideration for the Purchased Assets, at the Closing, CRAFTS (rather than Buyer) shall assume only the Assumed Liabilities.”

vii.	Article XII of the Agreement is hereby amended by adding a new Section 12.23 which shall read in its entirety as follows:

“Section 12.23 Specified Contracts; Required Consents.  For the avoidance of doubt, Sellers’ failure to obtain (on terms reasonably satisfactory to the Buyer) and deliver to Buyer, on or before December 4, 2023, any third-party consents and approvals necessary to prevent a breach of or default under any of the Specified Contracts (as defined below) (each, a “Required Post-Closing Consent”) shall not be deemed a breach of Section 3.6(a) or Section 4.3(a) of the Agreement, as applicable, with respect to such Specified Contract. After December 4, 2023, to the extent that Sellers have not obtained and delivered a Required Post-Closing Consent to Buyer, notwithstanding anything to the contrary contained in the Agreement and notwithstanding the disclosure of the Specified Contracts on Schedule 3.6(a)(i) of the Agreement and/or Schedule 4.3(a)(i) of the Agreement, the Sellers shall be deemed to be in a breach of Section 3.6(a) and/or Section 4.3(a) of the Agreement, as applicable, as of the Closing and Buyer shall have, and may pursue, any and all rights and remedies under available to it under this Agreement with respect to any such breach; provided, however, the Buyer and Seller agree and acknowledge that Losses, if any, shall not include Buyer’s cost and expense incurred in negotiating and documenting the Required Post-Closing Consents during the period between September 29, 2023 and December 4, 2024.  For purposes of this Agreement, “Specified Contracts” means, collectively, those certain Contracts listed on Exhibit B attached to this Amendment, and “Specified Contract” means each of such Contracts individually.

viii.	The following definition set forth in Exhibit A of the Agreement is hereby amended and restated in its entirety to read as follows:

““Buyer Indemnified Parties” means Parent, the Buyer, CRAFTS, the Acquired Companies, and the Buyer’s other Affiliates and each of their respective equity holders, officers, directors, managers, employees, attorneys, accountants, consultants, financial advisors, and other agents.”

ix.	Schedule 9.1(e) (Acquired Business Consents) of the Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit C attached to this Amendment.

3.

The Parties (including the Sellers’ Representative on behalf of itself and on behalf of all the Sellers) hereby agrees that from and after the Closing, Buyer and CRAFTS, on the one hand, and the Sellers and their Affiliates, on the other hand, shall cooperate and negotiate in good faith to promptly finalize, execute and deliver the Tilray Contract Brewing Agreement which shall be based on the AB Contract Brewing Agreement executed by the parties thereto on the date hereof, mutatis mutandis.

4.

Effectiveness; Continuing Effect; Miscellaneous. This Amendment shall take effect as of the date of execution of this Amendment. Except as amended by this Amendment, the Purchase Agreement shall be and remain unmodified and in full force and effect in accordance with its terms, and each and every one of its provisions, as amended by this Amendment, are hereby adopted, ratified, and affirmed, and further it is understood and agreed that this Amendment does not limit or alter any rights or remedies of the Parties (as defined in the Purchase Agreement) under any document, agreement, instrument other than the Purchase Agreement, except to the extent that the provisions hereof expressly address the matters set forth therein. Upon execution of this Amendment, this Amendment and the Purchase Agreement shall constitute one agreement. Any references to the “Agreement” in the Purchase Agreement or to the words hereof, hereunder or words of similar affect in the Purchase Agreement shall mean the Purchase Agreement as amended by this Amendment, although this change shall not alter the dates as of which any provision of the Agreement speaks, except as expressly provided herein. For example, phrases such as “the date hereof” and “the date of this Agreement” shall continue to refer to August 7, 2023, the date that the Purchase Agreement was executed, except as expressly provided herein. The provisions of Article XII of the Purchase Agreement shall apply to this Amendment mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first set forth above.

BUYER:

TILRAY BEVERAGES, LLC

By:_______________

Name:  Denise Faltischek

Title:    Chief Strategy Officer

PARENT:

TILRAY BRANDS, INC.

By:_______________

Name:  Denise Faltischek

Title:    Chief Strategy Officer

CRAFTS:

AMERICAN BEVERAGE CRAFTS, LLC

By:_______________

Name:  Allen Yee

Title:    General Counsel and Secretary

SELLERS’ REPRESENTATIVE:

ANHEUSER-BUSCH, LLC

By:_______________

Name:  Matthew Gilbertson

Title:    Vice President, Mergers & Acquisitions

By:_______________

Name:  James W. Mathis

Title:    Secretary